Cancer Genetics Announces Strong Third Quarter With Growth Across All Categories

RUTHERFORD, N.J., November 10, 2014 (GLOBE NEWSWIRE) – Cancer Genetics, Inc. (Nasdaq:CGIX), an emerging leader in DNA-based cancer diagnostics, announced today financial and operating results for the third quarter ended September 30, 2014.

▪	Third quarter revenue of $3.22 million – overall revenue growth of ~90% over the same quarter of 2013, including 159% revenue growth in Biopharma Services and 44% revenue growth in Clinical Services.

▪	Revenue grew 110% sequentially over the second quarter of 2014.

▪	Signed contracts with biopharma customers increased 33% to over $24 million with significant increases from additional trials in hematological cancers.

▪
Closed acquisitions of BioServe Biotechnologies in Hyderabad, India and Gentris in Raleigh, North Carolina during the third quarter; demonstrating rapid progress on integration and capturing sales synergies.

▪	The company closed the quarter with cash and cash equivalents of $37.0 million with $30.7 million in unrestricted cash.

▪
Achieved major commercial milestones for the DNA-based cervical cancer test FHACT® including: patent issuance by the US Patent Office, obtaining the CE mark to sell FHACT® as an In-Vitro-Diagnostic for HPV-associated cervical cancer in the European Union.

▪
Advanced the validation and clinical utility of the proprietary genomic panel for diffuse large B-cell lymphoma (DLBCL) through collaborations with Beth Israel Deaconess Medical Center and Keck School of Medicine at USC on over 280 patients.

▪	Multiple presentations and papers were accepted for the 56th Annual American Society of Hematology (ASH) Meeting in December on genomic panels for DLBCL and Multiple Myeloma.

▪	Conference call today, Monday, November 10th at 8:30am Eastern / 5:30am Pacific.

“The company has significantly advanced its footprint in providing state-of-the-art genomic testing for cancer by continuing to execute growth in the clinical market and expanding our capabilities through the acquisitions of Gentris and BioServe Biotechnologies India. We have been focused on integrating our new sites in North Carolina and Hyderabad, India this past quarter so that we can immediately capture customer synergies and expand our service offering,” said Panna Sharma, President and CEO of Cancer Genetics. “As our business impacts more patients, informs the outcomes of more trials, and aids in new discoveries in oncology, we are quickly becoming the partner to help personalize the treatment of cancer from bench to bedside.”

Cancer Genetics reported total revenue of $3.22 million in the third quarter of 2014, compared to $1.71 million in the same quarter last year, and $1.51 million in the second quarter of 2014. Revenue growth was driven by strong growth in clinical testing volumes and the close of two acquisitions during the third quarter.

Year over year revenue from Biopharma Services, which provide testing for biotech and pharmaceutical customers, grew 159%. Growth in this area was due in part to new business garnered from the company’s acquisitions and from the commencement of clinical trials which had previously been delayed. The acquisitions broaden the company’s access to additional global pharmaceutical and biotech companies.

Revenue from the company’s Clinical Services, which provide oncology testing for clinicians, cancer centers, and hospitals, grew 44%. The growth in Clinical Services was driven by a 44% increase in the test count, including the number of proprietary panels for B-cell cancers being ordered.  Average reimbursement per test also improved by 4% to $484 year over year, and 8% over the prior quarter of 2014.

“This past quarter places our company in an ideal position to continue our growth from the revenue synergies derived from the acquisitions, the launch of additional tests and services, and the investments we have made in sales and marketing,” added Sharma. “We are seeing extraordinary interest among community oncologists and pathologists for targeted genomic information that has been validated with leading research institutions to improve diagnosis, as well as guide and monitor patient treatment. The pace at which new combination protocols and new molecular therapeutics are being adopted is driving improved and more informed cancer care. CGI is uniquely positioned as a partner in this era of precision medicine.”

“Our work with biotech and pharmaceutical partners continues to grow significantly as evidenced by the growth in our new contracts, bringing our signed contracts to over $24 million. This demand is largely driven by our offering in hematological cancers and our ability to serve clients across multiple geographies,” continued Mr. Sharma. “This unique ability to deliver clinically relevant genomic content and biomarker data in the US, India, and China is something that no other oncology-focused genomic company can match. As the need for improved genomic profiling, patient stratification, and therapeutic response monitoring during oncology-focused clinical trials continues to grow, our value proposition grows for biotech and pharmaceutical companies.”

Financial Highlights

Third Quarter Ended September 30, 2014 – Year to Year Comparison

•	Revenues increased ~90% to $3.2 million

•	Clinical services revenue increased 44%

•	BioPharma revenue grew 159%

•	Operating expenses were $5.6 million compared to $2.2 million in 2013

•	Operating expenses during this period include $1 million in non-cash, stock based compensation and one-time expenses related to our M&A activity

•	Net loss in the third quarter was $4.8 million, or ($0.51) per diluted share

•	Adjusted net loss was $3.8 million, or ($0.41) per diluted share

•	Adjusted net loss, which is a non-GAAP measure, excludes the effect of non-cash employee stock based compensation and one-time expenses related to our M&A activity

Nine Month Period Ended September 30, 2014 vs. 2013 – Year to Year Comparison

•	Revenues increased 30% to $6.2 million

•	BioPharma revenue grew $900 thousand

•	Clinical services test volume increased 30% to 6,740

•	Operating expenses were $14.1 million, compared with $6.9 million in 2013

•	Operating expenses during this period include $2.3 million in non-cash, stock based compensation and one-time expenses related to our M&A activity

•	Net loss for the nine-month period ending September 30, 2014 was $11.5 million or ($1.25) per diluted share

•	Adjusted net loss was $9.1 million, or ($1.01) per diluted share

•	Adjusted net loss, which is a non-GAAP measure, excludes the effect of non-cash employee stock based compensation and one-time expenses related to our M&A activity

•	Cash and cash equivalents totaled $37 million with $30.7 million unrestricted at September 30, 2014

Conference Call & Webcast Details

Monday, November 10, 2014 at 8:30 a.m. EST/5:30 a.m. PST
Domestic:            877-407-4018
International:            201-689-8471
Conference ID:        13594358
Webcast:             ir.cancergenetics.com

Replays – Available through November 24, 2014
Domestic:            877-870-5176
International:            858-384-5517
Conference ID:        13594358

Reconciliation of Non-GAAP financial measures to GAAP

Cancer Genetics reports net loss without stock based compensation and expenses related to M&A activity, which is a non-GAAP measure. The reconciliation to GAAP is as follows:

•
Non-GAAP net loss for the third quarter of 2014 excludes the effect of stock based compensation and expenses related to our M&A activity of $1 million in 2014 and $117,000 in 2013. This results in a Non-GAAP loss of $3.8 million, or ($0.41) per diluted share in the third quarter of 2014, compared with a non-GAAP net loss of $2.9 million, or ($0.58) per diluted share, for the third quarter of 2013. The comparable GAAP numbers are a net loss in the third quarter of $4.8 million, or ($.51) per diluted share compared to a loss of $3.1 million or ($0.61) per diluted share in the third quarter of 2013.

•
Non-GAAP net loss for the nine-month period excludes the effect of employee stock based compensation and expenses related to our M&A activity of $2.3 million in 2014 and $407,000 in 2013. This results in a Non-GAAP loss of $9.1 million, or ($1.01) per diluted share, compared with a non-GAAP net loss of $9.4 million, or ($3.90) per diluted share, for the nine-month period ending September 30, 2013. The comparable GAAP numbers are a net loss for the nine-month period ending September 30, 2014 of $11.5 million or ($1.25) per diluted share, compared with a loss of $9.9 million or ($4.02) per diluted share in the comparable period in 2013.

About Cancer Genetics, Inc.

Cancer Genetics Inc. is an emerging leader in DNA-based cancer diagnostics, servicing some of the most prestigious medical institutions in the world. Our tests target cancers that are difficult to diagnose and predict treatment outcomes. These cancers include hematological, urogenital and HPV-associated cancers. We also offer a comprehensive range of non-proprietary oncology-focused tests and laboratory services that provide critical genomic information to healthcare professionals, as well as biopharma and biotech companies. Our state-of-the-art reference labs are focused entirely on maintaining clinical excellence and are both CLIA certified and CAP accredited and have licensure from several states including New York State.

We have established strong research collaborations with major cancer centers such as Memorial Sloan-Kettering, The Cleveland Clinic, Mayo Clinic and the National Cancer Institute.

For more information, please visit or follow us:

•	Internet: www.cancergenetics.com

•	Twitter: @Cancer_Genetics

•	Facebook: www.facebook.com/CancerGenetics

Forward Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. products and services, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to, statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, risks that the transaction will not close or, if it closes, will not realize the currently anticipated benefits, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights and other risks discussed in the Company's Form 10-K for the year ended December 31, 2013 and 10-Q for the quarter ended June 30, 2014 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics disclaims any obligation to update these forward-looking statements.

Contacts
Investor Relations                Media Relations
Andrew McDonald Ph.D.            Paul Kuntz
Life Science Advisors LLC            RedChip Companies, Inc.
646-597-6987                    800-733-2447, ext. 105
paul@redchip.com

Cancer Genetics, Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$30,748,275	$49,459,564
Accounts receivable, net of allowance for doubtful accounts of $36,000	4,108,567	1,567,039
Other current assets	1,161,532	864,616
Total current assets	36,018,374	51,891,219
FIXED ASSETS, net of accumulated depreciation	4,338,146	1,264,624
OTHER ASSETS
Security deposits	1,564	1,564
Restricted cash	6,300,000	300,000
Loan guarantee and financing fees, net of accumulated amortization of $517,500 in 2013	—	310,500
Patents	476,971	401,709
Investment in joint venture	1,328,231	987,657
Other investments	39,393	—
Goodwill	3,130,574	—
Total other assets	11,276,733	2,001,430
Total Assets	$51,633,253	$55,157,273
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,564,065	$2,346,240
Obligations under capital leases, current portion	57,606	51,400
Deferred revenue	384,354	199,560
Notes payable, current portion	280,854	22,298

Line of credit	—	6,000,000
Total current liabilities	5,286,879	8,619,498
Obligations under capital leases	322,939	309,777
Deferred rent payable	152,739	170,789
Line of credit	6,000,000	—
Warrant liability	145,000	594,000
Other long-term liabilities	767,663	—
Deferred revenue, long-term	936,496	—
Total liabilities	13,611,716	9,694,064
STOCKHOLDERS’ EQUITY
Preferred stock, authorized 9,764,000 shares, $0.0001 par value, none issued	—	—
Common stock, authorized 100,000,000 shares, $0.0001 par value, 9,723,669 and 9,275,384 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	970	927
Additional paid-in capital	110,814,811	106,786,862
Accumulated deficit	(72,794,244)	(61,324,580)
Total Stockholders’ Equity	38,021,537	45,463,209
Total Liabilities and Stockholders’ Equity	$51,633,253	$55,157,273

Cancer Genetics, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$3,221,850	$1,705,146	$6,163,895	$4,755,462
Cost of revenues	2,565,715	1,211,384	5,358,872	3,560,678
Gross margin	656,135	493,762	805,023	1,194,784
Operating expenses:
Research and development	1,390,189	433,525	3,092,733	1,384,122
General and administrative	3,104,100	1,297,801	8,230,966	4,259,175
Sales and marketing	1,070,531	442,665	2,737,967	1,274,620
Total operating expenses	5,564,820	2,173,991	14,061,666	6,917,917
Loss from operations	(4,908,685)	(1,680,229)	(13,256,643)	(5,723,133)
Other income (expense):
Interest expense	(36,166)	(356,442)	(408,087)	(2,039,750)
Interest income	18,789	3,295	57,130	4,649
Debt conversion costs	—	—	—	(6,849,830)
Change in fair value of warrant liability	129,000	(1,033,000)	324,000	4,096,000
Total other income (expense)	111,623	(1,386,147)	(26,957)	(4,788,931)
Income (loss) before income taxes	(4,797,062)	(3,066,376)	(13,283,600)	(10,512,064)
Income tax provision (benefit)	—	—	(1,813,941)	(663,900)
Net income (loss)	$(4,797,062)	$(3,066,376)	$(11,469,659)	$(9,848,164)
Basic net income (loss) per share	$(0.500)	$(0.610)	$(1.220)	$(2.840)
Diluted net loss per share	$(0.510)	$(0.610)	$(1.250)	$(4.020)
Basic Weighted Average Shares Outstanding	9,575,789	5,055,591	9,386,613	3,463,730
Diluted Weighted Average Shares Outstanding	9,575,789	5,055,591	9,403,245	3,468,627